UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2016

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2016, the Board of Directors of the Federal Home Loan Bank of San Francisco (Bank) approved amendments to the Bank’s bylaws. The amendments include changes that bring the bylaws into conformance with the Finance Housing Finance Agency’s final rule on Responsibilities of Boards of Directors, Corporate Practices and Corporate Governance Matters, 80 Federal Register 72327, November 19, 2015 (Corporate Governance Rule). Among other things, the Corporate Governance Rule requires each Federal Home Loan Bank to designate in its bylaws a body of law to follow for its corporate governance and indemnification practices and procedures.

Consistent with the Corporate Governance Rule, the Bank has elected to follow the corporate governance and indemnification practices and procedures set forth in the Delaware General Corporation Law. In this regard, the Board amended the bylaws to identify the selection of Delaware law for corporate governance and indemnification practices and procedures, revise the existing director indemnification provision to conform to Delaware law, and add a limitation of director liability provision with standards permissible under Delaware law. The amendments also include conforming the provision on Board committees to the Corporate Governance Rule, deleting an unused provision related to an executive committee, adding a risk committee provision, and adding an emergency bylaw provision. In addition, various technical and clarifying changes were made throughout the bylaws. The effective date of these amendments is March 16, 2016.

The foregoing description of the amendments to the Bank’s bylaws is qualified by reference to the amended and restated bylaws, a copy of which, marked to show changes from the prior version, is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	3.1	Amended and Restated Bylaws of the Federal Home Loan Bank of San Francisco, dated March 16, 2016 (marked to show changes from the prior version)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: March 22, 2016	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer